UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2007

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-55166	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 Telegraph Avenue Suite #310

Berkeley, CA 94705

(Address of Principal Executive Offices)

(510) 281-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 10, 2007, the Board of Directors of Nile Therapeutics, Inc. (“Nile”) amended and restated Nile’s Code of Business Conduct and Ethics (the “Code”), which applies to all of Nile’s employees, directors and officers, including its principal executive officer, president, principal financial officer and controller. The overall purpose of amending and restating the Code was to conform disclosure to other stated Nile policies, generally updating the Code and enhancing the awareness and readability of the Code. The amendments include additional provisions relating to dealings with the Food and Drug Administration, interactions with the government, compliance with antitrust laws, gifts and entertainment, company records, political contributions and activities, laws governing business internationally and employment practices.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Code will be available on Nile’s website at www.nilethera.com as soon as practicable.

Item 8.01.	Other Events.

On December 10, 2007, Nile’s Board of Directors established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors appointed Paul A. Mieyal, Ph.D. and Peter M. Kash to the Audit Committee, appointed Pedro Granadillo and Mr. Kash to the Compensation Committee, with Mr. Granadillo acting as the chairperson, and appointed Messrs. Granadillo and Kash to the Nominating and Corporate Governance Committee, with Mr. Kash acting as the chairperson.

Copies of the Audit Committee Charter, the Compensation Committee Charter and the Nominating and Corporate Governance Committee Charter will be available on Nile’s website at www.nilethera.com as soon as practicable.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics, as amended to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 13, 2007	NILE THERAPEUTICS, INC.

	By:	/s/ Peter M. Strumph
	Name:	Peter M. Strumph
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics, as amended to date.